Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Reports Strong Oscilloscope Growth in Q1 Fiscal 2009

Reports Highest Revenue in 11 Quarters Driven by New Oscilloscope Products

CHESTNUT RIDGE, NY, October 15, 2008 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes and serial data test solutions, today announced financial results for its fiscal first quarter 2009 (“first quarter of fiscal 2009”) ended September 27, 2008.

The highlights of the Company’s year-over-year (“YOY”) financial performance for the first quarter of fiscal 2009 are as follows:

(In millions, except per share data and percentages)	Q1 FY09 GAAP	Q1 FY08 GAAP	Q1 FY09 non-GAAP*	Q1 FY08 non-GAAP*	YOY Change non-GAAP*
Revenue	$40.7	$38.7	$40.7	$38.7	5.2%
Gross Margin	56.6%	57.5%	56.7%	58.5%	(1.8)%
Operating Income	$2.6	$2.3	$3.5	$4.3	$(0.8)
Operating Margin	6.5%	5.9%	8.7%	11.1%	(2.4)%
Net Income	$1.5	$0.7	$2.2	$2.0	$0.2
Net Income Per Diluted Share	$0.13	$0.06	$0.18	$0.17	$0.01

*	A presentation of, and a reconciliation of, non-GAAP financial measures with the most directly comparable GAAP measures can be found in the financial tables below.

The non-GAAP results are a supplement to the financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain primarily non-cash charges related to share-based compensation costs, LeCroy’s October 2, 2006 acquisition of Catalyst Enterprises, Inc. (“Catalyst”) and business realignment charges. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance. For more information on LeCroy’s use of non-GAAP results, please refer to the section entitled Use of Non-GAAP Financial Measures below.

Financial Results

LeCroy reported first-quarter fiscal 2009 revenue of $40.7 million with a GAAP gross margin of 56.6%. LeCroy’s GAAP operating margin for the first quarter of fiscal 2009 was 6.5%. The Company reported GAAP operating income of $2.6 million and GAAP net income of $1.5 million, or $0.13 per share.

GAAP operating income for the first quarter of fiscal 2009 includes $877,000 of share-based compensation expense. Excluding the share-based compensation expense, for the first quarter of fiscal 2009 the Company reported an 8.7% non-GAAP operating margin, $3.5 million of non-GAAP operating income and $2.2 million of non-GAAP net income, or $0.18 per diluted share.

Management Comments

“LeCroy began the fiscal year with a solid quarter of revenue driven largely by oscilloscope sales,” said President and Chief Executive Officer Tom Reslewic. “Our overall first-quarter fiscal 2009 revenue increased 5.2 percent from the first quarter a year ago and was up slightly from the fourth quarter of fiscal 2008. This reflects the impact our new products are having in the market, as the first quarter is typically our seasonally slowest of the year. In fact, our total first-quarter revenue represented the strongest sales performance in the past 11 quarters and a company record for first-quarter oscilloscope sales.”

“Non-GAAP gross margins at 56.7 percent were slightly softer than we initially expected due primarily to a lower percentage of protocol products in our sales mix,” added Reslewic. “While our protocol product line is profitable and is a market share leader in every segment in which it participates, the next-generation standards on which our protocol operation is focused have evolved more slowly than we initially anticipated. As we have discussed, we plan to reignite growth in our protocol product line by expanding into new markets of opportunity. We hope to see the results of our initiatives beginning in the second half of our fiscal year.”

“The successful launch of the WavePro 7, the first product with our widely anticipated next-generation ‘Apollo’ chipset, helped to drive excellent oscilloscope sales in the quarter,” stated Reslewic. “We are receiving outstanding feedback from our customers on the WavePro 7 and they are highly impressed by the absolute speed, responsiveness and long list of innovative features of the instrument. Our legacy WavePro and WaveMaster products also continued to sell well during the quarter to customers who have the product designed into their R&D processes and are not yet ready to move to the 7 Series. The WavePro 7 is just the beginning as we plan to continuously push new products through our pipeline during the current fiscal year and into fiscal 2010.”

“For example, late in the quarter we entered the sub-100 MHz product market with the launch of the WaveAce series, a completely new market segment opportunity for LeCroy,” said Reslewic. “By entering this new segment, we are significantly expanding LeCroy’s footprint by adding another category of scopes below the WaveJet family. We believe there is a significant market opportunity for very low-cost scopes.”

“During the quarter, we repurchased another $2.7 million of our convertible bonds at a discount,” said Reslewic. “So far, we have repurchased 10 percent of our convertible debt at a discount of more than 11 percent. LeCroy remains in a healthy financial position with strong liquidity and excellent banking relationships.”

Business Outlook and Financial Guidance

“The increasing momentum in our oscilloscope sales, driven by new product introductions and a greatly improved sales channel, gives us confidence in our ability to execute well as we move through fiscal 2009,” said Reslewic. “We expect this confidence to build as we continue to bring more new products to the market in the coming months and quarters.”

“The effect of the global financial crisis on the demand for oscilloscopes in R&D settings is yet unknown,” added Reslewic. “Our first quarter was strong and our second quarter is off to a good start. We are hopeful that our high concentration of sales into R&D markets and our limited exposure to manufacturing applications, combined with our impressive new product pipeline, will provide some insulation from any slowdown in demand for test & measurement equipment. Still, we are keeping a very watchful eye for signs of demand deterioration in our end markets. We have solid operating margins, good control over our expenses and we are capable of reacting very quickly to any negative change in demand. Since we are not observing any specific signs of a material change in our demand environment at this time, we are confirming our previously announced full-year guidance for fiscal 2009.”

LeCroy’s guidance for full fiscal year 2009 revenues is in the range of $167 to $173 million, with non-GAAP operating income between $17.5 and $18.5 million.

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, October 15, 2008 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar” in the “Investor Relations” portion of the “About LeCroy” section at www.lecroy.com. The call also may be accessed by dialing (877) 407-5790 or (201) 689-8328. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer/semiconductor/consumer electronics, data storage, automotive/industrial, and military/aerospace markets. LeCroy’s 40-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis” - capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

This release contains forward-looking statements, including those pertaining to but not limited to expectations regarding: plans to reignite the growth in our protocol product line by expanding beyond current standards and into new markets of opportunity; expectation of results of the PSG iniatitives in the second half of our fiscal year; the expectations for WavePro 7 and its impact on the oscilloscope market, its performance, absolute speed, responsiveness and long list of innovative features of the instrument; plans to continually push oscilloscope products through the product pipeline during our current fiscal year and into fiscal 2010; significantly expanding LeCroy’s footprint by adding the WaveAce family and our belief that there is a significant market for very low-cost scopes; the increasing momentum of our oscilloscope sales, driven by new product introductions and a greatly improved sales channel, giving us confidence in our ability to execute well as we move through fiscal 2009; our healthy financial position, strong liquidity and excellent banking relationships; our expectation to build confidence as we continue to bring more new products to the market in the coming months and quarters; the effect of the global crises on the demand for oscilloscopes in R&D settings; our hope that our high concentration of sales into R&D settings and our limited exposure to manufacturing applications, combined with our impressive new product pipeline will provide some insulation from any slowdown in demand for test & measurement equipment; our solid operating margins; our belief that we have good control over our expenses and are capable of reacting very quickly to any negative change in demand; not observing any specific signs of material change in our demand; and our projected revenues in the range of $167 million to $173 million and non-GAAP operating income to be in the range $17.5 million to $18.5 million, adjusted for primarily non-cash charges related to share based compensation costs, business realignment, restructuring, acquisition costs, and impairment of intangible assets or goodwill. There can be no assurance that actual results will not materially differ from expectations.

Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, adverse changes in general economic or political conditions in any of the major countries in which LeCroy does business; volume and timing of orders received; changes in the mix of products sold; competitive pricing pressure; the availability and timing of funding for the Company’s current products; delays in development or shipment of LeCroy’s new products or existing products; introduction of new products by existing and new competitors; failure to successfully manage transitions to new markets; failure to anticipate and develop new products and services in response to changes in demand; difficulty in predicting revenue from new products; disputes and litigation; inability to protect LeCroy’s intellectual property from third-party infringers; failure to manage LeCroy’s sales and distribution channels effectively; disruption of LeCroy’s business due to catastrophic events; risks associated with international operations; fluctuations in foreign currency exchange rates; changes in, or interpretations of, accounting principles; impairment of intangible assets; impairment of LeCroy’s goodwill due to the deterioration of the Company’s stock price; unanticipated changes in, or interpretations of, tax rules and regulations; LeCroy’s inability to attract and retain key personnel; and interruptions or terminations in LeCroy’s relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to LeCroy’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in LeCroy’s Quarterly Report on Form 10-Q for the first quarter ended September 27, 2008, which the Company expects to file in November 2008.

LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business is described in the Company’s reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

We define non-GAAP gross profit as gross profit as reported under GAAP less primarily non-cash charges for share-based compensation costs included in cost of sales, the amortization of intangible assets acquired from Catalyst and business realignment charges. The Company owns other intangible assets, which are amortized in the normal course of business for which the amortization of those assets is not excluded in determining non-GAAP gross profit. In addition, depreciation on other depreciable assets acquired from Catalyst, most notably property and equipment, is not excluded in determining non-GAAP gross profit. Non-GAAP gross margin is computed as non-GAAP gross profit as a percentage of total revenues. Non-GAAP gross profit and non-GAAP gross margin are not substitutes for comparable GAAP measures.

We define non-GAAP operating income as operating income reported under GAAP less primarily non-cash charges for share-based compensation costs, amortization of intangible assets acquired from Catalyst and business realignment charges. Non-GAAP operating margin is computed as non-GAAP operating income as a percentage of total revenues. Non-GAAP operating income and non-GAAP operating margin are not substitutes for comparable GAAP measures.

We define non-GAAP net income as net income reported under GAAP less primarily non-cash charges for share-based compensation costs, amortization of intangible assets acquired from Catalyst and business realignment charges, each net of applicable income taxes, such that the effective blended statutory rate, for non-GAAP net income is approximately 31.5% and 32%, on a year-to-date basis, for each of the full fiscal 2008 and 2009 years, respectively. Non-GAAP net income is not a substitute for GAAP net income.

We define non-GAAP net income per diluted common share as non-GAAP net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, restricted stock and the convertible notes, on a GAAP basis, as applicable.

Non-GAAP net income per diluted common share is not a substitute for GAAP net income per diluted common share.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. A presentation of, and a reconciliation of our non-GAAP financial measures with, the most directly comparable GAAP measures are included in the accompanying financial data.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended
In thousands, except per share data	Sept 27, 2008	Sept 29, 2007 *
Revenues:
Test and measurement products	$38,446	$36,493
Service and other	2,278	2,207

Total revenues	40,724	38,700

Cost of revenues:
Share-based compensation	47	35
Other costs of revenues	17,643	16,405

	17,690	16,440

Gross profit	23,034	22,260

Operating expenses:
Selling, general and administrative:
Share-based compensation	585	769
Other selling, general and administrative expenses	11,998	11,603

	12,583	12,372
Research and development:
Share-based compensation	245	359
Other research and development expenses	7,558	7,232

	7,803	7,591

Total operating expenses	20,386	19,963

Operating income	2,648	2,297

Other income (expense):
Gain on extinguishment of convertible debt, net of issue cost write-off	252	—
Interest income	35	73
Interest expense	(883)	(1,143)
Other, net	256	(225)

Other expense, net	(340)	(1,295)
Income before income taxes	2,308	1,002
Provision for income taxes	773	338

Net income	$1,535	$664

Net income per common share
Basic	$0.13	$0.06
Diluted	$0.13	$0.06
Weighted average number of common shares:
Basic	11,881	11,730
Diluted	12,077	11,913

*	Certain reclassifications have been made to prior year’s amounts to conform to the current year presentation.

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

In thousands	Sept 27, 2008	June 28, 2008
ASSETS
Current assets:
Cash and cash equivalents	$7,695	$10,224
Accounts receivable, net	32,591	33,274
Inventories, net	35,372	32,886
Other current assets	11,104	10,214

Total current assets	86,762	86,598

Property and equipment, net	21,629	21,683
Goodwill	105,771	105,771
Other non-current assets	11,951	12,934

TOTAL ASSETS	$226,113	$226,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,194	$22,280
Accrued expenses and other current liabilities	19,196	19,201
Current portion of bank debt	2,500	—

Total current liabilities	42,890	41,481

Convertible notes	59,350	62,000
Deferred revenue and other non-current liabilities	4,470	4,545

Total liabilities	106,710	108,026

Stockholders’ equity	119,403	118,960

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$226,113	$226,986

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Quarter Ended
In thousands	Sept 27, 2008	Sept 29, 2007
GAAP gross profit, as reported	$23,034	$22,260

Non GAAP adjustments:
Share-based compensation	47	35
Amortization of intangible assets acquired	—	229
Business realignment charges	—	124

Non GAAP gross profit	$23,081	$22,648

	Quarter Ended
In thousands	Sept 27, 2008	Sept 29, 2007
GAAP operating income, as reported	$2,648	$2,297

Non GAAP adjustments:
Share-based compensation	877	1,163
Amortization of intangible assets acquired	—	229
Business realignment charges	—	597

Non GAAP operating income	$3,525	$4,286

	Quarter Ended
In thousands	Sept 27, 2008	Sept 29, 2007
GAAP net income, as reported	$1,535	$664

After-tax effect of Non GAAP adjustments:
Share-based compensation	631	819
Amortization of intangible assets acquired	—	157
Business realignment charges	—	409

Non GAAP net income	$2,166	$2,049

	Quarter Ended
In thousands, except per share data	Sept 27, 2008	Sept 29, 2007
Net income per common share
Diluted, as reported	$0.13	$0.06
Diluted, non GAAP	$0.18	$0.17

Weighted average number of common shares:
Diluted, as reported	12,077	11,913
Diluted, non GAAP	12,077	11,913